Exhibit 10.5

FOURTH AMENDMENT
TO THE
SAN JOSE WATER COMPANY CASH BALANCE
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(Amended and Restated on January 25, 2012, Effective as of January 1, 2012)
WHEREAS, San Jose Water Company (the “Company”) maintains the San Jose Water Company Cash Balance Executive Supplement Retirement Plan (the “Cash Balance SERP”);
WHEREAS, the Company wishes to amend the Cash Balance SERP to add special provisions for Eric Thornburg’s participation thereunder;
WHEREAS, Section 8.01 of the Cash Balance SERP permits the Board of Directors to amend the Cash Balance SERP;
NOW, THEREFORE, the Cash Balance SERP is hereby amended as follows effective November 6, 2017:

1.	Section 6.2 is amended in its entirety to read as follows:
6.2    Special Provisions for Designated Participants.
(a)    The participation in the Plan by James P. Lynch shall be subject to the following modifications of the terms and provisions otherwise in effect for all other Participants in the Plan and shall, accordingly, apply to and govern his Compensation Credits under the Plan:
For each Plan Quarter that James P. Lynch remains an Eligible Employee participating in the Plan, Compensation Credits shall be made to his Account in an amount determined in accordance with the provisions of Section 3.2(a) of the Plan but based on the following chart in lieu of the chart that otherwise appears in such Section 3.2(a):

Years of Credited Service	Percent of Compensation
Less than 20	15%
20 or more	16%
(b)    The participation in the Plan by Eric Thornburg shall be subject to the following modifications of the terms and provisions otherwise in effect for all other Participants in the Plan and shall, accordingly, apply to and govern his Compensation Credits under the Plan:
(i)    Notwithstanding the provisions of Section 1.10, the special sign-on bonus specified in Eric Thornburg’s employment agreement will be included in his Compensation for the Plan Quarter in which it is paid.
(ii)    Notwithstanding the provisions of Article II, Eric Thornburg shall become a Participant in the Plan as of November 6, 2017.

(iii)    For each Plan Quarter that Eric Thornburg remains an Eligible Employee participating in the Plan through the end of the Plan Quarter including Eric Thornburg’s sixty-fifth birthday, Compensation Credits shall be made to his Account in in accordance with the provisions of Section 3.2(a) of the Plan, but in an amount determined under the following chart in lieu of the chart that appears in such Section 3.2(a):

Percent of Compensation
39%
(iv)    For each Plan Quarter that Eric Thornburg remains an Eligible Employee participating in the Plan beginning with the Plan Quarter following the quarter in which occurs Eric Thornburg’s sixty-fifth birthday, Compensation Credits shall be made to his Account in accordance with the provisions of Section 3.2(a), but based on his Years of Credited Service in an amount determined under the following chart:

Years of Credited Service	Percent of Compensation
Less than 10	11%
10 but less than 15	12%
15 but less than 20	14%
20 or more	16%
(c)    The participation in the Plan by James P. Lynch and Andrew F. Walters shall be subject to the following modifications of the terms and provisions otherwise in effect for all other Participants in the Plan and shall, accordingly, apply to and govern the vesting of their Accrued Benefit thereunder:
Notwithstanding anything to the contrary in Section 4.1 of the Plan, James P. Lynch and Andrew F. Walters shall each vest in their Accrued Benefit under the Plan upon their completion of Years of Service as follows:

Years of Service Completed	Vested Percentage
Less than 3	None
3 or More	100%
(d)    Notwithstanding anything to the contrary in Section 4.1 of the Plan, Eric Thornburg shall fully vest in his Accrued Benefit under the Plan upon his attainment of age sixty-five (65).
(e)    Except as expressly provided in this Section 6.2, all the terms and provisions of the Plan shall apply to James P. Lynch, Andrew F. Walters and Eric Thornburg and shall govern their participation in the Plan and their accrual of a Retirement Benefit thereunder.
(f)    The provisions of this Section 6.2 shall not apply to any Participant in the Plan other than James P. Lynch, Andrew F. Walters and Eric Thornburg, and shall have no effect or impact on any such other Participant’s benefit entitlement or benefit accrual under the Plan.
2.    Except as expressly modified by this Fourth Amendment, all the terms and provisions of the Cash Balance SERP shall continue to remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 26th day of September, 2017.

SAN JOSE WATER COMPANY

By: /s/ W. Richard Roth
W. Richard Roth, President,
Chief Executive Officer and
Chairman of Board of Directors